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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45902 and 333-83942) of AmeriGas Partners, L.P. of our report dated November 15, 2002, except as to the conversion of subordinated partnership units described in Note 17 which is as of December 16, 2002, relating to the financial statements and financial statement schedules, and our reports relating to AmeriGas Finance Corp., AmeriGas Eagle Finance Corp. and AP Eagle Finance Corp. dated November 15, 2002, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 23, 2002